
<ARTICLE> 5
<MULTIPLIER> 1

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-1999
<PERIOD-END>                               MAR-31-1999
<CASH>                                      20,651,655
<SECURITIES>                                33,402,777
<RECEIVABLES>                                        0
<ALLOWANCES>                                         0
<INVENTORY>                                 32,699,781
<CURRENT-ASSETS>                                     0<F1>
<PP&E>                                          35,215
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                             129,582,755
<CURRENT-LIABILITIES>                                0<F1>
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                         52
<COMMON>                                       649,489
<OTHER-SE>                               (394,873,546)
<TOTAL-LIABILITY-AND-EQUITY>               129,582,755
<SALES>                                              0
<TOTAL-REVENUES>                             9,266,001
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             3,964,264
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                           1,289,059
<INCOME-PRETAX>                              3,358,619
<INCOME-TAX>                                     7,673
<INCOME-CONTINUING>                          3,350,946
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 3,350,946<F2>
<EPS-PRIMARY>                                     0.05
<EPS-DILUTED>                                        0<F3>

<F1>The Company makes use of an unclassified balance sheet style due to the nature of its business. Current Assets and Current Liabilities are therefore reflected as zero in accordance with the instructions of Appendix E to the EDGAR Filer Manual.
<F2>Net income represents net earnings applicable to common stock.
<F3>Diluted EPS is not a meaningful figure due to the fact that the number of shares computed on a diluted basis would exceed the shares authorized and if the Amended Plan is confirmed by the Bankruptcy Court as contemplated, the potential dilutive shares include convertible securities that under the terms of the Amended Plan would be extinguished. See Note 3, "Chapter 11
Proceedings".

